UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2012

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2012, the Board of Directors of Dril-Quip, Inc. (the “Company”) approved an amendment to the Company’s amended and restated bylaws to implement a majority voting standard for the election of directors in uncontested elections. In addition, the Board of Directors amended the Company’s Corporate Governance Guidelines to implement director resignation procedures. In general, the amendments to the bylaws provide that:

•

in an uncontested election, a director nominee may be elected only if he or she receives the favorable vote of a majority of the votes cast in the election (directors will be elected by a plurality vote at any meeting for which the number of candidates for election exceeds the number of directors to be elected as of the tenth day before the Company delivers its notice of such meeting to stockholders) and

•	the Board of Directors has the power to establish procedures with respect to the resignation of continuing directors who are not reelected.

In addition, the amended and restated bylaws were amended to delete certain provisions that were no longer applicable based on changes in the ownership and management of the Company.

The above summary is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Company’s Corporate Governance Guidelines, as amended to implement director resignation procedures, are available on the Investors section of the Company’s website, www.dril-quip.com. Except to the extent explicitly stated herein, documents and information on the Company’s website are not incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Dril-Quip, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks Vice President—Finance and Chief Financial Officer

Date: January 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Dril-Quip, Inc.

4